SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 12, 2003

METROPOLITAN MORTGAGE & SECURITIES CO., INC.
(Exact name of registrant as specified in its charter)

Washington	1-15595	91-0609840

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 W. 1st Avenue, Spokane, Washington 99201-5015

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (509) 838-3111

None

(Former name or former address, if change since last report)

SIGNATURES

Item 5. Other Events.

     Metropolitan Investment Securities, Inc. (“MIS”), a National Association of Securities Dealers, Inc. member firm and an affiliate of the Registrant, intends to cease operations and customer transactions on December 15, 2003. MIS will no longer have the ability to sell the Registrant’s securities which in the past had been a significant source of liquidity for the Registrant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPOLITAN MORTGAGE & SECURITIES CO., INC.

Date: December 12, 2003	By:	/s/ C. Paul Sandifur, Jr.

C. Paul Sandifur, Jr., President